As filed with the Securities and Exchange Commission on December 13, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Prothena Corporation plc

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Gateway Boulevard South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 837-8550

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value $0.01 per share	The Nasdaq Global Market

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections that we identify below, each of which we incorporate in this report by reference:

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Separation and Distribution and Related Transactions,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” of the Information Statement, which sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement, which section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Carve-out Combined Financial Data,” “Unaudited Pro Forma Condensed Carve-out Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Share Capital” and “Index to Financial Statements,” and the financial statements referenced therein, of the Information Statement, which sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Facilities” of the Information Statement, which section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement, which section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement, which section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Executive Compensation” and “Corporate Governance and Management — Compensation Committee Interlocks and Insider Participation” of the Information Statement, which sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Arrangements between Elan and Prothena,” “Certain Relationships and Related Party Transactions” and “Corporate Governance and Management” of the Information Statement, which sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement, which section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “Capitalization,” “The Separation and Distribution and Related Transactions,” “Listing and Trading of our Ordinary Shares,” “Dividend Policy” and “Executive Compensation” of the Information Statement, which sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

None.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the section “Description of Share Capital” of the Information Statement, which section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement, which section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Unaudited Pro Forma Condensed Carve-out Combined Financial Statements” and “Index to Financial Statements,” and the financial statements referenced therein, of the Information Statement, which sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “Unaudited Pro Forma Condensed Carve-out Combined Financial Statements” and “Index to Financial Statements,” and the financial statements referenced therein, of the Information Statement, which sections are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1*	Demerger Agreement, dated as of November 8, 2012 between Elan Corporation, plc and Prothena Corporation plc

2.2*	Form of Amended and Restated Intellectual Property License and Contribution Agreement among Neotope Biosciences Limited, Elan Pharma International Limited, and Elan Pharmaceuticals, Inc.

2.3†	Form of Intellectual Property License and Conveyance Agreement among Neotope Biosciences Limited, Elan Pharma International Limited and Elan Pharmaceuticals, Inc.

2.4*	Form of Asset Purchase Agreement between Elan Pharmaceuticals, Inc. and Prothena Biosciences Inc

3.1*	Form of Memorandum and Articles of Association of Prothena Corporation plc

8.1*	Form of Tax Opinion of Cadwalader, Wickersham & Taft LLP

8.2*	Form of Tax Opinion of KPMG LLP, Independent Registered Public Accounting Firm

10.1*	Form of Tax Matters Agreement

10.2†	Form of Transitional Services Agreement

10.3*	Subscription and Registration Rights Agreement, dated as of November 8, 2012 by and among Prothena Corporation plc, Elan Corporation, plc and Elan Science One Limited

10.4†	Form of Research and Development Services Agreement

10.5*	Form of Deed of Indemnity

10.6*	Lease Agreement, dated as of March 18, 2010 between Are-San Francisco No. 33, LLC and Elan Pharmaceuticals, Inc.

10.7*	First Amendment to Lease, dated as of November 18, 2011 between Are-San Fancisco No. 33, LLC and Elan Pharmaceuticals, Inc.

10.8*	Second Amendment to Lease, dated as of June 1, 2012 between Are-San Francisco No. 33, LLC and Elan Pharmaceuticals, Inc.

10.9*	Third Amendment to Lease, dated as of October 3, 2012 between Are-San Francisco No. 33, LLC and Elan Pharmaceuticals, Inc.

10.10*	Assignment of Tenant’s Interest in Lease and Assumption of Lease Obligations, dated as of December 2, 2012 between Elan Pharmaceuticals, Inc. and Prothena Biosciences Inc

10.11*	Form of Prothena Corporation plc 2012 Long Term Incentive Plan

10.12*	Form of Prothena Biosciences Inc Severance Plan

10.13†	Form of Prothena Corporation plc Incentive Compensation Plan

10.14*	License Agreement, dated as of December 31, 2008 between the University of Tennessee Research Foundation and Elan Pharmaceuticals, Inc.

10.15	Form of Deed of Indemnity for Former Officers and Directors

21.1*	List of Subsidiaries

99.1	Information Statement, preliminary and subject to completion, dated December 13, 2012

*	Previously filed.
†	Supersedes and replaces exhibit of same numerical designation filed with Amendment No. 2 to the Registration Statement on November 30, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Prothena Corporation plc

	By:	/s/ Neil McLoughlin
	Name:	Neil McLoughlin
Date: December 13, 2012	Title:	Company Secretary

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